SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

SIRIUS SATELLITE RADIO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.01	Entry into a Material Definitive Agreement

We amended our employment agreements with Scott Greenstein, our President, Entertainment and Sports, and David Frear, our Executive Vice President and Chief Financial Officer. As part of these amendments, we increased Mr. Greenstein’s annual base salary to $700,000 and Mr. Frear’s annual base salary to $450,000; extended the term of Mr. Greenstein’s employment agreement to July 31, 2009 and Mr. Frear’s employment agreement to July 31, 2008; granted Mr. Greenstein 462,222 restricted stock units and Mr. Frear 300,000 restricted stock units; and granted Mr. Greenstein 1,250,000 options to purchase our common stock and Mr. Frear 700,000 options to purchase our common stock.

We also granted Mr. James Meyer, our President, Sales and Operations, 48,067 restricted stock units.

All of these restricted stock units and stock options vest over time.

A copy of the amendments to the employment agreements with Messrs. Greenstein and Frear are attached to this report as exhibits 10.1 and 10.2, respectively, and are incorporated by reference in this report. A copy of the restricted stock unit agreement with Mr. Meyer is attached to this report as exhibit 10.3 and is incorporated by reference in this report.

Section 9.01	Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: August 12, 2005

EXHIBITS

Exhibit	Description of Exhibit
10.1	First Amendment, dated as of August 8, 2005, to the Employment Agreement, dated as of May 5, 2004, between Sirius Satellite Radio Inc. and Scott Greenstein.
10.2	First Amendment, dated as of August 10, 2005, to the Employment Agreement, dated as of June 3, 2003, between Sirius Satellite Radio Inc. and David Frear.
10.3	Restricted Stock Unit Agreement, dated as of August 9, 2005, between Sirius Satellite Radio Inc. and James E. Meyer.